EXHIBIT 99.1

Investor Relations Contact:
Andrew Haag, Managing Partner, USA
Hampton Growth, LLC
Tel: +1-877-368-3566
E-mail: csgj@hamptongrowth.com

Robert Haag, Managing Director, Asia
Hampton Growth, LLC
Tel: +86-152-2174-3282
Tel: + 310-310-4842
E-mail: robert.haag@hamptongrowth.com
Website: www.hamptongrowth.com

FOR IMMEDIATE RELEASE

China Shuangji Cement, Ltd. Begins Permit Process for New 2 Million Metric Ton Cement Plant in Hainan Provence

Makes Initial Site Preparations for Permit for State-of-the-Art Dongfang Production Line

Zhaoyuan City, China, December 8, 2010 -- China Shuangji Cement, Ltd. (OTC.BB:CSGJ - News) ("China Shuangji" or the "Company"), a leading producer of high-quality Portland cement in Shandong and Hainan Provinces in the People’s Republic of China (PRC), announced today that it has begun the permit process to build a new a new 2,000,000 MT cement plant on Hainan Island to replace its existing Dongfang production line.

China Shuangji’s new state-of-the-art cement factory will have an annual production capacity that is 4 times greater than its existing Dongfang cement plant, which has a current annual capacity of 500,000 MT. In accordance with the beginning stage of the permit process, the Company has removed the vertical kiln at its existing Dongfang production line in order to be granted a permit to build a new plant and local government approval for new construction.  The Hainan provincial government has already given their approval for the new plant in writing and the company is waiting for the approval of the local Dongfang City government, which it expects to receive in the near future.

“We are excited to have started the permit process to build a new, modern cement factory on Hainan Island to replace out existing Dongfang production line,” said Mr. Wenji Song, Chairman and President of China Shuangji Cement, Ltd. “Though we have removed the vertical kiln from our existing Dongfang production line, we will still be able to purchase clinker nearby and continue to produce cement from this facility at the same production rate as before.  Building a new Dongfang cement plant will allow us to keep up with the expected market growth in Hainan Province, which has been gaining significant economic strength, and comply with the higher emissions and environmental standards that China is now promoting.”

China Shuangji already has one other existing cement plant on Hainan Island with a current annual capacity of 500,000 MT. The new Dongfang facility, which will be strategically located in close proximity to raw materials and water transportation, will complement the Company’s cement producing activities in the region, optimize logistics, and provide greater cost efficiencies.

Mr. Song added, “China Shuangji is confident that it will be able to continue operating its existing plant at full capacity during this final permitting stage and until the proposed new cement plant is completed and fully operational.”  Mr Song continued, “China Shuangji Cement currently sells all of the cement it produces and increasing production capacity is management’s number one priority. Hainan presently has cement shortages and imports some of its cement in barges from the mainland. As we continue to expand in Hainan province, we believe that there will be more than enough demand to absorb all of our expected new production capacity from our larger Dongfang production line.”

About China Shuangji Cement, Ltd.

China Shuangji Cement, Ltd. (OTC.BB: CSGJ - News), through its affiliates and controlled entities, is a leading producer of high-quality Portland cement in Shandong and Hainan Provinces. Its processed cement products are primarily purchased by contractors for the construction of buildings, roads, and other infrastructure projects. The Company currently produces approximately 2,500,000 tons of Portland cement annually from two facilities in Hainan province and two facilities in Shandong province. This capacity rate is about 66% higher now that the new 1 million ton state of the art Zhaoyuan City Cement Plant opened in late December 2010.

For more information about China Shuangji, please visit its corporate website at www.chinashuangjicement.com/.

Safe Harbor Statement

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development and market conditions. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act. In addition, please refer to the Risk Factor section of our 2009 Form 10-K filed with the Securities and Exchange Commission on April 15, 2010 and detailed in other reports filed with the Securities and Exchange Commission from time to time.

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